UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2020
Unit Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8200 South Unit Drive,	Tulsa,	Oklahoma	74132	US
(Address of principal executive offices)			(Zip Code)	(Country)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNTCQ*	*

* On May 26, 2020, the registrant’s Common Stock was suspended from trading on the NYSE. Effective May 27, 2020, trades in the registrant’s Common Stock began being quoted on the OTC Marketplace under the symbol “UNTCQ.” On June 10, 2020, the New York Stock Exchange filed a Form 25 to delist the registrant’s common stock and to remove it from registration under Section 12(b) of the Exchange Act, which delisting automatically became effective on June 20, 2020. The registrant’s Common Stock was cancelled on its emergence from the Chapter 11 Cases on September 3, 2020.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Accounting Officer

On November 6, 2020, Don Hayes announced his retirement from his position as Vice President and Chief Accounting Officer of Unit Corporation (Company) effective December 31, 2020 (Retirement Date).

On the Retirement Date, Tom Sell, the Company’s Interim Chief Financial Officer, will also assume the position of Chief Accounting Officer. Information about Mr. Sell’s background and compensation can be found in the Current Report of Form 8-K dated October 27, 2020, which is incorporated herein by reference.

Effective as of the Retirement Date, Mr. Hayes voluntarily resigns, and will cease to serve, as an officer of the Company and each subsidiary of the Company. Until the Retirement Date, Mr. Hayes will continue to serve the Company on a full time basis in his current officer position and will receive from the Company his normal salary and other compensation and benefits otherwise due to him, through the Retirement Date. Mr. Hayes’s retirement is not the result of any disagreement regarding any matter related to the Company’s operations, policies or practices.

President of Unit Drilling Company

On November 9, 2020, the Company appointed Chris Menefee, age 43, as President of Unit Drilling Company, a wholly-owned subsidiary of the Company. Mr. Menefee most recently served as Senior Vice President, Business Development at Independence Contract Drilling from 2013 to April 2020. Before that, he spent over 13 years at Rowan Companies, Inc. where he held many operational and management roles, including the Director of Marketing from 2006 to 2013. Mr. Menefee graduated from The University of Mississippi in Oxford with a Bachelor of Arts in Psychology. He holds a graduate certificate in corporate finance from the Cox School of Business at Southern Methodist University.

Mr. Menefee will receive an annual base salary of $300,000. Additionally, Mr. Menefee will be eligible to participate in employee benefits on terms similar to other executive officers, including eligibility for bonuses and equity incentives under the Company’s Long Term Incentive Plan. No bonuses or equity awards were granted in connection with his appointment.

Mr. Menefee does not have any family relationships with any executive officer or director of the Company or its affiliates. He is not party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

There are no arrangements or understandings with the Company, or any other persons, under which Mr. Menefee was elected to serve as an officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: November 12, 2020	By:	/s/ Drew Harding
Drew Harding Vice President, Secretary & General Counsel

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